Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Tivic Health Systems, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	Other	956,222	$0.99	$946,659.78	0.0001381	$130.74

Total Offering Amounts:							$946,659.78		130.74
Total Fees Previously Paid:
Total Fee Offsets:									130.74
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Rule 457(c) Fee Calculation Details

Represents the shares of common stock, par value $0.0001 per share (“Common Stock”), of Tivic Health Systems, Inc. (the “Registrant”) that will be offered for resale by the selling stockholder pursuant to the prospectus contained in the Registration Statement on Form S-1 (the “Registration Statement”) to which this exhibit is attached. The Registration Statement registers an aggregate of 956,222 shares of Common Stock, which consists of (i) 519,210 shares of our common stock which we may sell and issue to the selling stockholder from time to time pursuant to the Common Stock Purchase Agreement we entered into with the selling stockholder on February 6, 2026 (the “Purchase Agreement”), and (ii) 437,012 shares of common stock issuable upon exercise of a pre-funded warrant to purchase 437,012 shares of common stock we issued to the selling stockholder on February 6, 2026 as commitment pre-funded warrants (the “Commitment Pre-Funded Warrant”) in connection with execution of the Purchase Agreement. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock, as reported on the Nasdaq Capital Market on April 8, 2026, a date within five business days prior to the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Tivic Health Systems, Inc.	(1)	S-1	333-268010	10/26/2022		$130.74	Equity	Common Stock, $0.0001 par value per share		$1,186,388.38	$
Fee Offset Claims	Tivic Health Systems, Inc.	(2)	S-1	333-268010	10/26/2022		0.00	Equity	Common Stock Underlying Representative's Warrants		0.00
Fee Offset Sources	Tivic Health Systems, Inc.	(3)	S-1	333-268010		10/26/2022							7,025.25

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	See footnote 3

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	See footnote 3

Offset Note(s):

(3)	On October 26, 2022, the Registrant filed a Registration Statement on Form S-1 (File No. 333-268010) (the “2022 S-1”) with the Securities and Exchange Commission (the “SEC”), which registered an aggregate principal amount of $63,750,000 of the Registrant’s common stock and representative warrants to purchase common stock, to be offered by the Registrant; the fee amount paid in connection with the 2022 S-1 was $7,025.25, as calculated in accordance with Rule 457 of the Securities Act. On February 1, 2023, the Registrant filed a fourth amendment to the 2022 S-1, pursuant to which it registered only an aggregate amount of $6,109,375 in value of the Registrant’s securities that were sold (the “Final Offering”); the fee amount attributable to such sale of securities in the Final Offering was $673.26, as calculated in accordance with Rule 457 of the Securities Act. As a result, after the Final Offering, which has been completed as of the date hereof, the Registrant had $6,351.99 in unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended). The Registrant filed a new Registration Statement on Form S-1 with SEC on March 29, 2024 (the “2024 S-1”), followed by a first amendment to the 2024 S-1 on May 8, 2024, for which it offset $3,661.66 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,690.33 in remaining unused fees available to be applied to future filings of the Registrant. The Registrant filed a new Registration Statement on Form S-1 with SEC on May 9, 2025 (the “2025 S-1”), for which it offset $193.45 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,496.88 in remaining unused fees available to be applied to future filings of the Registrant. The Registrant filed a new Registration Statement on Form S-8 with SEC on July 25, 2025 (the “2025 S-8”), for which it offset $318.49 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,178.39 in remaining unused fees available to be applied to future filings of the Registrant. On May 13, 2024, the Registrant completed the offering under the 2024 S-1, pursuant to which it sold only an aggregate amount of $13,391,277.20 in value of the Registrant’s securities that were originally registered in the 2024 S-1 (the “2024 Offering”); the fee amount attributable to such sale of securities in the 2024 Offering was $2,017.15, as calculated in accordance with Rule 457 of the Securities Act, resulting in an amount of $1,644.51 in unused filing fees attributed to the 2024 S-1. As a result, after the 2024 Offering, which has been completed as of the date hereof, the Registrant had $3,842.90 in unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended) In accordance with Rule 457(p) under the Securities Act, the registrant is using $130.74 of the aforementioned unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended) to offset the entirety of the filing fee payable in connection with this Registration Statement, and as a result of such offset, the Registrant will have $3,712.16 remaining in unused filing fees available to be applied to future filings of the Registrant.